SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

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                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


  Date of Report(date of earliest event reported):March 31, 2000



                      CHESAPEAKE CORPORATION
        (Exact Name of Registrant as Specified in Charter)



      Virginia                1-3203              54-0166880
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(State or Other            (Commission          (IRS Employer
Jurisdiction of            File Number)      Identification No.)
Incorporation)


             1021 East Cary Street, Richmond, VA 23219
             -----------------------------------------
        (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (804)697-1000







                        Page 1 of 3 pages.




Item 8: Change in fiscal year:


     On March 31, 2000, the Company changed its fiscal year end for financial statement purposes, effective January 1, 2000, from a calendar year to a 52/53 week fiscal year. Beginning with fiscal year 2000, the Company's fiscal year will end on the Sunday closest to December 31. The Company's 2000 fiscal year will end on December 31, 2000. The effect of this change in the Company's financial condition and results of operations is not expected to be material. Because, for the year 2000, the new fiscal year will result in the same fiscal year end as the previous calendar fiscal year, and each fiscal quarter will end on approximately the same date as the previous fiscal quarters, no transition reports will be filed in connection with this change.































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                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CHESAPEAKE CORPORATION
                                             (Registrant)




Date:    April 17, 2000             BY:  /s/ J.P. Causey Jr.
                                             J.P. Causey Jr.
                                         Senior Vice President,
                                         Secretary & General
                                         Counsel



























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